EXHIBIT 12.1

DONJOY, LLC
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)


                                                                                   Historical
                                                                             Years Ended December 31,
                                                            1995        1996          1997          1998          1999
                                                            ----        ----          ----          ----          ----
Income before income taxes                               $ 11,440     $ 9,483       $ 10,904       $ 8,345       $ 9,515

Interest                                                      989       2,459          2,072
                                                                                                         -         7,568
Amortization of Debt Issuance Costs                             -           -              -             -           409
Amortization of Discount on Sr. Notes                           -           -              -             -           102
1/3 of rental expense-operating leases                        546         765            775         1,064           895
                                                         --------     -------       --------       -------       -------
Earnings.                                                $ 12,975    $ 12,707       $ 13,751       $ 9,409      $ 18,489

Interest.                                                   $ 989     $ 2,459        $ 2,072         $   -       $ 7,568
Amortization of Debt Issuance Costs                             -           -              -             -           409
Amortization of Discount on Sr. Notes                           -           -              -             -           102
1/3 of rental expense-operating leases                        546         765            775         1,064           895
                                                         --------     -------       --------       -------       -------
Fixed Charges                                             $ 1,535     $ 3,224        $ 2,847       $ 1,064       $ 8,974


Ratio of Earnings to Fixed Charges                           8.45        3.94           4.83          8.84          2.06
                                                         ========     =======       ========       =======       =======

EXHIBIT 12.1

DONJOY, LLC
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)

                                                                                          Pro Forma     Pro Forma
                                                               Historical                 12 Months     3 Months
                                                             3 Months Ended                Ended          Ended
                                                         04/03/99      04/01/00           12/31/99      04/01/00
                                                         --------      --------           --------      --------
Income before income taxes                                $ 3,080       $ 2,123            $ 4,869       $ 2,455

Interest                                                                                    17,634
                                                                -         3,553                            4,446
Amortization of Debt Issuance Costs                             -           207                818           207
Amortization of Discount on Sr. Notes                           -            51                204            51
1/3 of rental expense-operating leases                        224           336                895           336
                                                          -------       -------            -------       -------
Earnings.                                                 $ 3,304       $ 6,270           $ 24,420       $ 7,495

Interest.                                                 $     -       $ 3,553           $ 17,634       $ 4,446
Amortization of Debt Issuance Costs                             -           207                  -           207
Amortization of Discount on Sr. Notes                           -            51                  -            51
1/3 of rental expense-operating leases                        224           336                895           336
                                                          -------       -------            -------       -------
Fixed Charges                                              $  224       $ 4,147           $ 18,529       $ 5,040


Ratio of Earnings to Fixed Charges                          14.77          1.51               1.32          1.49
                                                          =======       =======            =======       =======